Exhibit 1.1

INDALEX HOLDING CORP.

$270,000,000

11½% Second-Priority Senior Secured Notes due 2014

Purchase Agreement

January 30, 2006

J.P. Morgan Securities Inc.

As Representative of the
several Initial Purchasers listed
in Schedule 1 hereto

c/o J.P. Morgan Securities Inc.
270 Park Avenue
New York, New York  10017

Ladies and Gentlemen:

Indalex Holding Corp., a Delaware corporation (the “Company”), proposes to issue and sell to the several initial purchasers listed in Schedule 1 hereto (the “Initial Purchasers”), for whom you are acting as representative (the “Representative”), $270,000,000 aggregate principal amount of its 11½% Second-Priority Senior Secured Notes due 2014 (the “Securities”).  The Securities will be issued pursuant to an Indenture to be dated as of February 2, 2006 (the “Indenture”) among the Company, the guarantors listed in Schedule 2 hereto (the “Guarantors”) and U.S. Bank National Association, as trustee (the “Trustee”), and will be guaranteed on a second-priority senior secured basis by each of the Guarantors (the “Guarantees”).

The Securities will be sold to the Initial Purchasers without being registered under the Securities Act of 1933, as amended (the “Securities Act”), in reliance upon an exemption therefrom.  The Company and the Guarantors have prepared a preliminary offering memorandum dated January 23, 2006 (the “Preliminary Offering Memorandum”) and will prepare an offering memorandum dated the date hereof (the “Offering Memorandum”) setting forth information concerning the Company and the Securities.  Copies of the Preliminary Offering Memorandum have been, and copies of the Offering Memorandum will be, delivered by the Company to the Initial Purchasers pursuant to the terms of this Agreement.  The Company hereby confirms that it has authorized the use of the Preliminary Offering Memorandum, the other Time of Sale Information (as defined below) and the Offering Memorandum in connection with the offering and resale of the Securities by the Initial Purchasers in the manner contemplated by this Agreement.  Capitalized terms used but not defined herein shall have the meanings given to such terms in the Preliminary Offering Memorandum.

At or prior to the time when sales of the Securities were first made (the “Time of Sale”), the following information shall have been prepared (collectively, the “Time of Sale Information”): a Preliminary Offering Memorandum dated January 23, 2006, as supplemented and amended by the written communications listed on Annex A hereto.

The Company and the Guarantors will secure their obligations under the Securities and the Guarantees by second-priority security interests in certain collateral, as described in the Preliminary Offering Memorandum and the Offering Memorandum under the caption “Description of the notes―Security for the notes and note guaranties”.  In connection therewith, (i) on the Closing Date (as defined below), the Company, the Guarantors and U.S. Bank National Association, as collateral agent for the Secured Parties (as defined below) (in such capacity, the “Collateral Agent”), will enter into a security agreement (the “Security Agreement”), creating in favor of the Collateral Agent, for the benefit of the Secured Parties, a security interest in the collateral described therein, (ii) on or within 30 days after the Closing Date, the Company, the Guarantors and the Collateral Agent will enter into mortgages, deeds of trust, assignments of leases and rents or other security documents, creating in favor of the Collateral Agent, for the benefit of the Secured Parties, security interests in the Company’s or a Guarantor’s, as applicable, rights, title and interest in and to each parcel of real property and the improvements thereto owned by the Company or such Guarantor and specified on Schedule 3 hereto (collectively, the “Mortgages”; the Mortgages and the Security Agreement, together with all security agreements, control agreements and other documents and instruments delivered pursuant thereto, are collectively referred to herein as the “Security Documents”), and (iii) on the Closing Date, the Company, the Guarantors, the Collateral Agent and JPMorgan Chase Bank, N.A., as the intercreditor agent (the “Intercreditor Agent”), will enter into an intercreditor agreement (the “Intercreditor Agreement”), which will, among other things, establish the relative rights in the collateral among the holders of the Securities, and their successors and assigns (the “Secured Parties”), on the one hand, and the secured parties under the Credit Agreement (as defined below) and certain other creditors of the Company and the Guarantors, on the other hand.

The Company is a wholly owned direct subsidiary of Indalex Holdings Finance, Inc., a Delaware corporation (the “Parent”).  Pursuant to a stock purchase agreement dated September 16, 2005 (the “Stock Purchase Agreement”), the Company agreed to acquire (the “Acquisition”) all of the issued and outstanding shares of capital stock of each of Indalex Inc., a Delaware corporation, and Indalex Limited, a Canadian corporation.  Set forth on Schedule 4 hereto are all of the entities and the respective percentages of their equity interests that will be acquired by the Company in connection with the Acquisition (the “Acquired Entities”).  The Acquired Entities that will become Guarantors are referred to herein as the “Acquired Guarantors”.

In connection with the Acquisition, (i) Parent will make the equity contribution (the “Equity Contribution”) to the Company as described in the Time of Sale Information and the Offering Memorandum under the caption “Summary—The Transactions”, (ii) Parent, the Company, 6461948 CANADA, Inc., a Canadian corporation, the guarantors party thereto, the lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent, will enter into a credit agreement (the “Credit Agreement”), as described in the Time of Sale Information and the Offering Memorandum under the caption “Description of certain indebtedness”, (iii) Parent and the securityholders of Parent will enter into a registration agreement (the “Equity Registration Agreement”), as described in the Time of Sale Information and the Offering Memorandum under the caption “Certain relationships and related transactions”, (iv) the Company and Sun Capital Partners Management III, LP will enter into a management services agreement (the “Management Services Agreement”), as described in the Preliminary Offering Memorandum and the Offering Memorandum under the caption “Certain relationships and related transactions”, and (v) Parent, the management investors and other stockholders of Parent, including Sun Indalex,  LLC, will enter into a stockholders’ agreement (the “Stockholders’ Agreement”), as described in the Preliminary Offering Memorandum and the Offering Memorandum under the caption “Certain relationships and related transactions”.

Holders of the Securities (including the Initial Purchasers and their direct and indirect transferees) will be entitled to the benefits of a registration rights agreement, to be dated the Closing Date and substantially in the form attached hereto as Exhibit A (the “Registration Rights Agreement”), pursuant to which the Company and the Guarantors will agree to file one or more registration statements with the Securities and Exchange Commission (the “Commission”) providing for the registration under the Securities Act of the Exchange Securities referred to (and as defined) in the Registration Rights Agreement.

This Agreement, the Joinder to the Purchase Agreement in the form attached hereto as Exhibit B (the “Joinder Agreement”), the Indenture (including each Guarantee set forth therein), the Securities, the Exchange Securities, the Registration Rights Agreement, the Security Documents, the Intercreditor Agreement, the Stock Purchase Agreement, the Credit Agreement and the security and other agreements related thereto (together, the “Credit Documents”), the Equity Registration Agreement, the Management Services Agreement and the Stockholders’ Agreement, are collectively referred to herein as the “Transaction Documents”.  The Acquisition and the execution of, and consummation of the transactions contemplated by, the Transaction Documents, in each case as described in the Time of Sale Information and the Offering Memorandum, are collectively referred to herein as the “Transactions”.

The Company hereby confirms its agreement with the several Initial Purchasers concerning the purchase and resale of the Securities, as follows:

1.             Purchase and Resale of the Securities.  (a)      On the basis of the representations, warranties and agreements set forth herein and subject to the conditions set forth herein, the Company agrees to issue and sell the Securities to the several Initial Purchasers as provided in this Agreement, and each Initial Purchaser agrees, severally and not jointly, to purchase from the Company the respective principal amount of Securities set forth opposite each such Initial Purchaser’s name in Schedule 1 hereto at a price equal to 96.396% of the principal amount thereof, plus accrued interest, if any, from January 30, 2006 to the Closing Date.  The Company will not be obligated to deliver any of the Securities except upon payment for all the Securities to be purchased as provided herein.

(b)           The Company understands that the Initial Purchasers intend to offer the Securities for resale on the terms set forth in the Time of Sale Information.  Each Initial Purchaser, severally and not jointly, represents, warrants and agrees that:

(i)            it is a qualified institutional buyer within the meaning of Rule 144A under the Securities Act (a “QIB”) and an accredited investor within the meaning of Rule 501(a) under the Securities Act;

(ii)           it has not solicited offers for, or offered or sold, and will not solicit offers for, or offer or sell, the Securities by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) of Regulation D under the Securities Act (“Regulation D”) or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act; and

(iii)          it has not solicited offers for, or offered or sold, and will not solicit offers for, or offer or sell, the Securities as part of their initial offering except:

(A)          within the United States to persons whom it reasonably believes to be QIBs in transactions pursuant to Rule 144A under the Securities Act (“Rule 144A”) and in connection with each such sale, it has taken or will take reasonable steps to ensure that the purchaser of the Securities is aware that such sale is being made in reliance on Rule 144A; or

(B)           in accordance with the restrictions set forth in Annex C hereto.

(c)           Each Initial Purchaser acknowledges and agrees that the Company and, for purposes of the opinions to be delivered to the Initial Purchasers pursuant to Sections 6(f) and 6(g), counsel for the Company and counsel for the Initial Purchasers, respectively, may rely upon the accuracy of the representations and warranties of the Initial Purchasers, and compliance by the Initial Purchasers with their agreements, contained in paragraph (b) above (including Annex C hereto), and each Initial Purchaser hereby consents to such reliance.

(d)           The Company and the Guarantors acknowledge and agree that the Initial Purchasers may offer and sell Securities to or through any affiliate of an Initial Purchaser and that any such affiliate may offer and sell Securities purchased by it to or through any Initial Purchaser; provided, that such offers and sales shall be made in accordance with the provisions of this Agreement.

(e)           The Company and the Guarantors acknowledge and agree that the Initial Purchasers are acting solely in the capacity of an arm’s length contractual counterparty to the Company and the Guarantors with respect to the offering of Securities contemplated hereby (including in connection with determining the terms of the offering) and not as financial advisors or fiduciaries to, or agents of, the Company, the Guarantors or any other person.  Additionally, neither the Representative nor any other Initial Purchaser is advising the Company, the Guarantors or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction.  The Company and the Guarantors shall consult with their own advisors concerning such matters and shall be responsible for making their own independent investigation and appraisal of the transactions contemplated hereby, and neither the Representative nor any other Initial Purchaser shall have any responsibility or liability to the Company or the Guarantors with respect thereto. Any review by the Representative or any Initial Purchaser of the Company, the Guarantors and the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Representative or such Initial Purchaser, as the case may be, and shall not be on behalf of the Company, the Guarantors or any other person.

2.             Payment and Delivery.  (a)   Payment for and delivery of the Securities will be made at the offices of Cravath, Swaine & Moore LLP, 825 Eighth Avenue, New York, NY 10019, at 10:00 A.M., New York City time, on February  2, 2006, or at such other time or place on the same or such other date, not later than the fifth business day thereafter, as the Representative and the Company may agree upon in writing.  The time and date of such payment and delivery is referred to herein as the “Closing Date”.

(b)           Payment for the Securities shall be made by wire transfer in immediately available funds to the account(s) specified by the Company to the Representative against delivery to the nominee of The Depository Trust Company, for the account of the Initial Purchasers, of each of the global notes representing the Securities (collectively, the “Global Notes”), with any transfer taxes payable in connection with the sale of the Securities duly paid by the Company.  The Global Notes will be made available for inspection by the Representative not later than 1:00 P.M., New York City time, on the business day prior to the Closing Date.

3.             Representations and Warranties of the Company and the Guarantors.  The Company and the Guarantors jointly and severally represent and warrant to each Initial Purchaser that (it being understood that any representation and warranty made by the Company and the Guarantors with respect to Asia Aluminum Group, Ltd. shall be limited to the actual knowledge of the Company and the Guarantors, without investigation):

(a)           Offering Memorandum.  The Preliminary Offering Memorandum, as of its date, did not, the Time of Sale Information, at the Time of Sale, did not, and at the Closing Date, will not, and the Offering Memorandum, as of its date and as of the Closing Date, will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company and the Guarantors make no representation or warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Initial Purchaser furnished to the Company in writing by such Initial Purchaser through the Representative expressly for use in the Preliminary Offering Memorandum, the Time of Sale Information or the Offering Memorandum.

(b)           Additional Written Communications.  Other than the Preliminary Offering Memorandum and the Offering Memorandum, the Company (including its agents and representatives, other than the Initial Purchasers in their capacity as such) has not made, used, prepared, authorized, approved or referred to and will not prepare, make, use, authorize, approve or refer to any written communication that constitutes an offer to sell or solicitation of an offer to buy the Securities other than the documents listed on Annex A hereto, including a term sheet for the Securities attached as Annex B-1, the Supplement dated January 27, 2006 to the Preliminary Offering Memorandum attached as Annex B-2 and other written communications used in accordance with Section 4(c).

(c)           Financial Statements.  The historical financial statements and the related notes thereto included in each of the Time of Sale Information and the Offering Memorandum present fairly in all material respects the financial position of Indalex Inc., Indalex America Inc., Indalex West Inc., Indalex Aluminum Solutions Inc. and Indalex Limited and their consolidated subsidiaries as of December 31, 2003 and December 31, 2004 and Indalex Inc. and Indalex Limited and their consolidated subsidiaries as of October 2, 2005 and the results of the operations and the changes in the cash flows of Indalex Inc., Indalex America Inc., Indalex West Inc., Indalex Aluminum Solutions Inc. and Indalex Limited and their consolidated subsidiaries for the three years in the period ended December 31, 2004 and for the period from January 1, 2004 to September 26, 2004 and of Indalex Inc. and Indalex Limited and their consolidated subsidiaries for the periods from January 1, 2005 to March 31, 2005 and from April 1, 2005 to October 2, 2005; such financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods covered thereby; the other historical financial information of Indalex Inc., Indalex America Inc., Indalex West Inc., Indalex Aluminum Solutions Inc. and Indalex Limited and their consolidated subsidiaries as of December 31, 2003 and December 31, 2004 and for the three years in the period ended December 31, 2004 and for the period from January 1, 2004 to September 26, 2004 and of Indalex Inc. and Indalex Limited and their consolidated subsidiaries as of October 2, 2005 and for the periods from January 1, 2005 to March 31, 2005 and from April 1, 2005 to October 2, 2005 included in each of the Time of Sale Information and the Offering Memorandum has been derived from the accounting records of the Acquired Entities and presents fairly in all material respects the information shown thereby; and the pro forma financial information and the related notes thereto included in each of the Time of Sale Information and the Offering Memorandum (other than pro forma Adjusted EBITDA) has been prepared in accordance with the Commission’s rules and guidance with respect to pro forma financial information, and the assumptions underlying such pro forma financial information are reasonable and are set forth in each of the Time of Sale Information and the Offering Memorandum.

(d)           No Material Adverse Change.  Since the date of the most recent audited financial statements of the Acquired Entities included in each of the Time of Sale Information and the Offering Memorandum, (i) there has not been any change in the capital stock or long-term debt of the Acquired Entities, or any dividend or distribution of any kind declared, set aside for payment, paid or made by any of the Acquired Entities on any class of capital stock, or any material adverse change, or any development involving a prospective material adverse change, in or affecting the business, properties, management, financial position or results of operations of the Acquired Entities taken as a whole; (ii) neither Parent, the Company nor any Acquired Entity has entered into any transaction or agreement that is material to Parent, the Company and the Acquired Entities taken as a whole or incurred any liability or obligation, direct or contingent, that is material to Parent, the Company and the Acquired Entities taken as a whole; and (iii) no Acquired Entity has sustained any loss or interference with its business from fire, explosion, flood or other calamity that is material to the Acquired Entities taken as a whole, whether or not covered by insurance, or from any labor disturbance or dispute or any action, order or decree of any court or arbitrator or governmental or regulatory authority, except with respect to each of the foregoing clauses (i) through (iii) as otherwise disclosed in each of the Time of Sale Information and the Offering Memorandum.

(e)           Organization and Good Standing.  Parent, the Company and each of the Acquired Entities have been duly organized and are validly existing and in good standing under the laws of their respective jurisdictions of organization, are duly qualified to do business and are in good standing in each jurisdiction in which their respective ownership or lease of property or the conduct of their respective businesses requires such qualification, and have all corporate power and authority necessary to own or hold their respective properties and to conduct the businesses in which they are engaged, except where the failure to be so qualified, in good standing or have such power or authority would not reasonably be expected to, individually or in the aggregate, have a material adverse effect on the business, properties, management, financial position, results of operations or prospects of Parent, the Company and its subsidiaries (after giving effect to the Transactions) taken as a whole or on the performance by the Company and the Guarantors of their obligations under the Securities and the Guarantees (a “Material Adverse Effect”).  After giving effect to the Transactions, the Company will not own or control in whole or in part, directly or indirectly, any corporation, association or other entity other than the Acquired Entities set forth in Schedule 4 hereto.  The Company and Parent are newly formed entities that have been formed solely for the purpose of engaging in the Transactions and have not engaged in any other business or operations and do not have any material liabilities, other than those assumed or incurred in connection with the Transactions. After giving effect to the Transactions, Parent will not directly own, in whole or in part, any corporation, limited liability company, partnership or other entity other than the Company.

(f)            Capitalization.  After giving effect to the Transactions, the Company will have an authorized capitalization as set forth in each of the Time of Sale Information and the Offering Memorandum under the heading “Capitalization”; and after giving effect to the Transactions, all the outstanding shares of capital stock or other equity interests of Parent, the Company and each subsidiary of the Company will have been duly and validly authorized and issued, fully paid and non-assessable (except, in the case of any foreign subsidiary, for directors’ qualifying shares) and will be owned directly or indirectly by (i) in the case of Parent, the Equity Investors (as defined in the Time of Sale Information and the Offering Memorandum), (ii) in the case of the Company, Parent and (iii) in the case of the Acquired Entities, the Company, in each case, free and clear of any lien, charge, encumbrance, security interest, restriction on voting or transfer (other than transfer restrictions imposed under applicable securities laws) or any other claim of any third party, except as otherwise described in each of the Time of Sale Information and the Offering Memorandum.

(g)           Due Authorization.  On the Closing Date, the Company and each of the Guarantors will have full right, power and authority to execute and deliver each of the Transaction Documents to the extent party thereto and to perform each of their respective obligations hereunder and thereunder; and all action required to be taken for the due and proper authorization, execution and delivery of each of the Transaction Documents and the consummation of each of the transactions contemplated thereby will have been duly and validly taken on or prior to the Closing Date.

(h)           The Indenture.  The Indenture has been duly authorized by Parent and the Company and, on the Closing Date, will be duly authorized by each of the Acquired Guarantors and, when duly executed and delivered in accordance with its terms by each of the parties thereto, will constitute a valid and legally binding agreement of the Company and each of the Guarantors enforceable against the Company and each of the Guarantors in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or similar laws affecting the enforcement of creditors’

rights generally or by general equitable principles (whether considered in a proceeding in equity or law)  relating to enforceability (collectively, the “Enforceability Exceptions”); and on the Closing Date, the Indenture will conform in all material respects to the requirements of the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), and the rules and regulations of the Commission applicable to an indenture that is qualified thereunder.

(i)            The Securities and the Guarantees.  The Securities have been duly authorized by the Company and, when duly executed, authenticated, issued and delivered as provided in the Indenture and paid for as provided herein, will be duly and validly issued and outstanding and will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms, subject to the Enforceability Exceptions, and will be entitled to the benefits of the Indenture; and the Guarantees have been duly authorized by Parent and, on the Closing Date, will be duly authorized by each of the Acquired Guarantors and, when the Guarantees and the Securities have been duly executed, authenticated, issued and delivered as provided in the Indenture and paid for as provided herein, will be valid and legally binding obligations of each of the Guarantors, enforceable against each of the Guarantors in accordance with their terms, subject to the Enforceability Exceptions, and will be entitled to the benefits of the Indenture.

(j)            The Exchange Securities.  On the Closing Date, Exchange Securities (including the related guarantees) will have been duly authorized by the Company and each of the Guarantors and, when duly executed, authenticated, issued and delivered as contemplated by the Registration Rights Agreement, will be duly and validly issued and outstanding and will constitute valid and legally binding obligations of the Company, as issuer, and each of the Guarantors, as guarantor, enforceable against the Company and each of the Guarantors in accordance with their terms, subject to the Enforceability Exceptions, and will be entitled to the benefits of the Indenture.

(k)           Purchase and Registration Rights Agreement.  This Agreement has been duly authorized, executed and delivered by the Company and Parent and, on the Closing Date the Joinder Agreement will be duly authorized, executed and delivered by the Acquired Guarantors; and the Registration Rights Agreement has been duly authorized by the Company and Parent and, on the Closing Date will be duly authorized, executed and delivered by Parent, the Company and the Acquired Guarantors.  When this Agreement, the Joinder Agreement and the Registration Rights Agreement have been duly executed and delivered in accordance with their terms by each of the parties thereto, this Agreement, the Joinder Agreement and the Registration Rights Agreement will constitute valid and legally binding agreements of the Company and each of the Guarantors enforceable against the Company and each of the Guarantors in accordance with their terms, subject to the Enforceability Exceptions, and except that rights to indemnity and contribution thereunder may be limited by applicable law and public policy.

(l)            Other Transaction Documents.  The Stock Purchase Agreement has been duly authorized, executed and delivered, and on the Closing Date, the Credit Agreement, the Security Documents and the Intercreditor Agreement will have been duly authorized, executed and delivered by the Company and each of the Guarantors that is a party thereto and will each constitute valid and legally binding agreements of each of the Company and each of the

Guarantors that is a party thereto, enforceable against each of them in accordance with their terms, subject in each case to the Enforceability Exceptions.

(m)          Descriptions of the Transaction Documents.  Each Transaction Document conforms or will conform as of the Closing Date in all material respects to the description thereof contained in each of the Time of Sale Information and the Offering Memorandum.

(n)           No Violation or Default.  Neither Parent, the Company, nor any Acquired Entity is or after giving effect to the Transactions will be (i) in violation of its charter or by-laws or similar organizational documents; (ii) in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which Parent, the Company or any Acquired Entity is a party or will become a party following the Acquisition or by which Parent, the Company or any Acquired Entity is bound or will become bound following the Acquisition or to which any of the property or assets of Parent, the Company or any Acquired Entity is subject or will become subject following the Acquisition; or (iii) in violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except, in the case of clauses (ii) and (iii) above, for any such default or violation that would not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect.

(o)           No Conflicts.  The execution, delivery and performance by the Company and each of the Guarantors of each of the Transaction Documents to which it is a party, the issuance and sale of the Securities (including the Guarantees) and compliance by the Company and each of the Guarantors with the terms thereof and the consummation of the transactions contemplated by the Transaction Documents will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of Parent, the Company or any Acquired Entity (other than any lien, charge or encumbrance created or imposed by the Credit Documents, the Security Documents, the Intercreditor Agreement and the Indenture) pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which Parent, the Company or any Acquired Entity is a party or will become a party following the Acquisition or by which Parent, the Company or any Acquired Entity is bound or will become bound following the Acquisition or to which any of the property or assets of Parent, the Company or any Acquired Entity is subject or will become subject following the Acquisition, (ii) result in any violation of the provisions of the charter or by-laws or similar organizational documents of Parent, the Company or any Acquired Entity or (iii) result in the violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except, in the case of clauses (i) and (iii) above, for any such conflict, breach, violation or default that would not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect.

(p)           No Consents Required.  Assuming the accuracy of the Initial Purchasers’ representations and warranties contained herein, no consent, approval, authorization, order, registration or qualification of or with any court or arbitrator or governmental or regulatory authority is required for the execution, delivery and performance by the Company and each of the Guarantors of each of the Transaction Documents to which it is a party, the issuance and sale of the Securities (including the Guarantees) and compliance by the Company and each of the Guarantors with the terms thereof and the consummation of the transactions contemplated by the Transaction Documents, except for such consents, approvals, authorizations, orders and registrations or qualifications (i) that shall have been obtained or made prior to the Closing Date, (ii) as may be required under applicable state securities laws in connection with the purchase and resale of the Securities by the Initial Purchasers, (iii) as may be required with respect to the Exchange Securities (including the related guarantees) under the Securities Act, the Trust Indenture Act or applicable state securities laws as contemplated by the Registration Rights Agreement, (iv) with respect to the perfection of security interests on the Collateral as required under the Security Documents or (v) that if not obtained or made would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(q)           Legal Proceedings.  Except as described in each of the Time of Sale Information and the Offering Memorandum, there are no legal, governmental or regulatory investigations, actions, suits or proceedings pending to which Parent, the Company or any Acquired Entity is or may be a party or will or may become a party following the Acquisition or to which any property of Parent, the Company or any Acquired Entity is or may be the subject or will or may become subject following the Acquisition that, individually or in the aggregate, if determined adversely to Parent, the Company or any Acquired Entity, could reasonably be expected to have a Material Adverse Effect; and to the best knowledge of the Company and each of the Guarantors, no such investigations, actions, suits or proceedings are threatened or contemplated by any governmental or regulatory authority or threatened by others.

(r)            Independent Accountants.  Deloitte & Touche LLP and Crowe Chizek and Company LLC, who have certified certain financial statements of Indalex Inc., Indalex America Inc., Indalex West Inc., Indalex Aluminum Solutions Inc. and Indalex Limited and their consolidated subsidiaries as of December 31, 2003 and December 31, 2004 and for the three years in the period ended December 31, 2004 and for the period from January 1, 2004 to September 26, 2004 and of Indalex Inc. and Indalex Limited and their consolidated subsidiaries as of October 2, 2005 and for the periods from January 1, 2005 to March 31, 2005 and from April 1, 2005 to October 2, 2005, are each independent public accountants with respect to the Company and the Acquired Entities, for the periods covered by such financial statements within the meaning of Rule 101 of the Code of Professional Conduct of the American Institute of Certified Public Accountants and its interpretations and rulings thereunder.

(s)           Title to Real and Personal Property.  Except as disclosed in each of the Time of Sale Information and the Offering Memorandum, each of the Acquired Entities have and, after giving effect to the Transactions, Parent and the Company will have good and marketable title in fee simple to, or have valid rights to lease or otherwise use, all items of real and personal property that will be material, after giving effect to the Transactions, to the respective businesses of Parent, the Company and the Acquired Entities, in each case free and clear of all liens, encumbrances, claims and defects and imperfections of title except those that (i) are incurred pursuant to the Credit Agreement, the Indenture and the Security Documents, (ii) do not materially interfere with the use made and proposed to be made of such property by Parent, the

Company and the Acquired Entities, after giving effect to the Transactions, or (iii) could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

(t)            Title to Intellectual Property.  Except as disclosed in each of the Time of Sale Information and the Offering Memorandum, each of the Acquired Entities owns or possesses and, after giving effect to the Transactions, Parent and the Company will own or possess,  adequate rights to use all material patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses and know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) necessary for the conduct of their respective businesses; and, to the knowledge of the Company, the conduct of their respective businesses does not conflict with any such rights of others other than those conflicts that would not reasonably be expected to result in a Material Adverse Effect, and Parent, the Company and the Acquired Entities have not received any written notice of any claim of infringement of or conflict with any such rights of others.

(u)           Investment Company Act.  Neither the Company nor any Guarantor is, and after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in each of the Time of Sale Information and the Offering Memorandum, none of them will be, an “investment company” or an entity “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Investment Company Act”).

(v)           Taxes.  Parent, the Company and the Acquired Entities have paid all federal, state, local and foreign taxes and filed all tax returns required to be paid or filed through the date hereof; and except as otherwise disclosed in each of the Time of Sale Information and the Offering Memorandum, there is no tax deficiency that has been, or could reasonably be expected to be, asserted against Parent, the Company or any of the Acquired Entities or, in each case,  any of their respective properties or assets (except for such taxes that are not delinquent or that are being contested in good faith and by proper proceedings, and against which adequate reserves are being maintained in accordance with generally accepted accounting principles).

(w)          Licenses and Permits.  The Acquired Entities possess and, after giving effect to the Transactions, Parent and the Company will possess all licenses, certificates, permits and other authorizations issued by, and have made all declarations and filings with, the appropriate federal, state, local or foreign governmental or regulatory authorities that are necessary for the ownership or lease of their respective properties or the conduct of their respective businesses as described in each of the Time of Sale Information and the Offering Memorandum, except where the failure to possess or make the same would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect; and except as described in each of the Time of Sale Information and the Offering Memorandum, neither Parent, the Company nor any Acquired Entity has received notice of any revocation or modification of any such license, certificate, permit or authorization or has any reason to believe that any such license, certificate, permit or authorization will not be renewed in the ordinary course.

(x)            No Labor Disputes.  No labor disturbance by or dispute with employees of Parent, the Company or any Acquired Entity exists or, to the best knowledge of Parent, the Company and each of the Acquired Entities, is contemplated or threatened and neither Parent, the Company nor any Acquired Entity is aware of any existing or imminent labor disturbance by, or dispute with, the employees of any of the Parent’s, the Company’s or any of the Acquired Entities’ principal suppliers, contractors or customers, except as otherwise disclosed in each of the Time of Sale Information and the Offering Memorandum and except as would not, individually or in the aggregate, have a Material Adverse Effect.

(y)           Compliance with Environmental Laws.  Except as otherwise disclosed in each of the Time of Sale Information and the Offering Memorandum, (i) the Acquired Entities are and, after giving effect to the Transactions, Parent and the Company will be in compliance with any and all applicable federal, state, local and foreign laws, rules, regulations, requirements, decisions and orders relating to the protection of human health or safety, the environment, hazardous or toxic substances or wastes, pollutants or contaminants (collectively, “Environmental Laws”), (ii) the Acquired Entities have received and are in compliance with and, after giving effect to the Transactions, Parent and the Company will have received and will be in compliance with all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses~~;~~, and (iii) none of Parent, the Company and the Acquired Entities have received notice of any actual or potential liability under or relating to any Environmental Laws, including for the investigation or remediation of any disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants, except in the case of each of (i) through (iii) above, for any such failure to comply, or failure to receive required permits, licenses or approvals, or cost or liability, as would not, individually or in the aggregate, have a Material Adverse Effect.

(z)            Compliance with ERISA.  (i) Each employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), that is maintained, administered or contributed to by the Company or any Acquired Entity or any member of its or their “Controlled Group” (defined as any organization which is a member of a controlled group of corporations within the meaning of Section 414 of the Internal Revenue Code of 1986, as amended (the “Code”)) for employees or former employees of the Company or any Acquired Entity or any member of its or their Controlled Group (each, a “Plan”) has been maintained in compliance with its terms and the requirements of any applicable statutes, orders, rules and regulations, including but not limited to ERISA and the Code except where any non-compliance would not reasonably be expected to result in a Material Adverse Effect;  (ii) no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any Plan excluding transactions effected pursuant to a statutory or administrative exemption except where any such transaction would not reasonably be expected to result in a Material Adverse Effect; (iii) for each Plan that is subject to the funding rules of Section 412 of the Code or Section 302 of ERISA, no “accumulated funding deficiency” as defined in Section 412 of the Code, whether or not waived, has occurred or is reasonably expected to occur; (iv) the fair market value of the assets of each Plan exceeds the present value of all benefits accrued under such Plan (determined based on those assumptions used to fund such Plan) except where any finding deficiency or the amount by which benefits accrued exceed the fair market value of assets would not reasonably be expected to result in a

Material Adverse Effect and (v) neither the Company, the Acquired Entities nor any member of its or their Controlled Group has incurred, nor reasonably expects to incur, any liability under Title IV of ERISA (other than contributions to the Plan or premiums to the PBGC, in the ordinary course and without default) in respect of a Plan (including a “multiemployer plan”, within the meaning of Section 4001(a)(3) of ERISA) in an amount that would not reasonably expected to result in a Material Adverse Effect.

(aa)         Accounting Controls.  After giving effect to the Transactions, Parent, the Company and the Acquired Entities will maintain systems of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.  Except as disclosed in each of the Time of Sale Information and the Offering Memorandum, there are no material weaknesses or reportable conditions in any of Parent’s, the Company’s or any Acquired Entities’ internal controls.

(bb)         No Unlawful Payments.  Neither Parent, the Company, any Acquired Entity nor, to the best knowledge of Parent, the Company and each of the Acquired Entities, any director, officer, agent, employee or other person associated with or acting on behalf of Parent, the Company or any Acquired Entity has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977; or (iv) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

(cc)         Insurance.  The Acquired Entities have and, after giving effect to the Transactions, Parent and the Company will have insurance covering their respective properties, operations, personnel and businesses, including business interruption insurance, which insurance is in amounts and insures against such losses and risks as the Company’s management reasonably believes are adequate to protect the Acquired Entities, and after giving effect to the Transactions, Parent, the Company, their subsidiaries, and their respective businesses; and neither Parent, the Company nor any Acquired Entity has (i) received notice from any insurer or agent of such insurer that capital improvements or other expenditures are required or necessary to be made in order to continue such insurance or (ii) any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage at a cost that would not have a Material Adverse Effect from similar insurers as may be necessary to continue its business.

(dd)         Solvency.  On and immediately after the Closing Date, the Company and each of the Guarantors (after giving effect to the issuance of the Securities and the other Transactions as described in each of the Time of Sale Information and the Offering Memorandum) will be

Solvent.  As used in this paragraph, the term “Solvent” means, with respect to a particular date, that on such date (i) the present fair market value (or present fair saleable value) of the assets of the Company or such Guarantor, as applicable, is not less than the total amount required to pay the liabilities of the Company or such Guarantor, as applicable, on its total existing debts and liabilities (including contingent liabilities) as they become absolute and matured; (ii) the Company or such Guarantor, as applicable, is able to realize upon its assets and pay its debts and other liabilities, contingent obligations and commitments as they mature and become due in the normal course of business; (iii) assuming consummation of the issuance of the Securities as contemplated by this Agreement, the Time of Sale Information and the Offering Memorandum, the Company or such Guarantor, as applicable, is not incurring debts or liabilities beyond its ability to pay as such debts and liabilities mature; (iv) the Company or such Guarantor, as applicable, is not engaged in any business or transaction, and does not propose to engage in any business or transaction, for which its property would constitute unreasonably small capital after giving due consideration to the prevailing practice in the industry in which the Company is engaged; and (v) the Company or such Guarantor, as applicable, is not a defendant in any civil action that would result in a judgment that it is or would become unable to satisfy.

(ee)         No Restrictions on Subsidiaries.  Except as otherwise disclosed in each of the Time of Sale Information and the Offering Memorandum, after giving effect to the Transactions, no Guarantor or other subsidiary of the Company will be prohibited, directly or indirectly, under any agreement or other instrument to which it is a party or is subject, from paying any dividends to the Company, from making any other distribution on such Guarantor’s or subsidiary’s capital stock, from repaying to the Company any loans or advances to such Guarantor or subsidiary from the Company or from transferring any of such Guarantor’s or subsidiary’s properties or assets to the Company or any other subsidiary of the Company.

(ff)           No Broker’s Fees.  Neither Parent, the Company nor any Acquired Entity is a party to any contract, agreement or understanding with any person (other than this Agreement) that would give rise to a valid claim against any of them or any Initial Purchaser for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Securities.

(gg)         Rule 144A Eligibility.  On the Closing Date, the Securities will not be of the same class as securities listed on a national securities exchange registered under Section 6 of the Exchange Act or quoted in an automated inter-dealer quotation system; and each of the Preliminary Offering Memorandum and the Offering Memorandum, as of its respective date, contains or will contain all the information that, if requested by a prospective purchaser of the Securities, would be required to be provided to such prospective purchaser pursuant to Rule 144A(d)(4) under the Securities Act.

(hh)         No Integration.  None of the Company, any Guarantor, nor any of their affiliates (as defined in Rule 501(b) of Regulation D) has, directly or through any agent, sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any security (as defined in the Securities Act), that is or will be integrated with the sale of the Securities in a manner that would require registration of the Securities under the Securities Act.

(ii)           No General Solicitation or Directed Selling Efforts.  None of the Company, any Guarantor, or any of their affiliates or any other person acting on its or their behalf (other than the Initial Purchasers, as to which no representation is made) has (i) solicited offers for, or offered or sold, the Securities by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) of Regulation D or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act or (ii) engaged in any directed selling efforts with respect to the Securities within the meaning of Regulation S under the Securities Act (“Regulation S”), and all such persons have complied with the offering restrictions requirement of Regulation S.

(jj)           Securities Law Exemptions.  Assuming the accuracy of the representations and warranties of the Initial Purchasers contained in Section 1(b) (including Annex C hereto) and their compliance with their agreements set forth therein, it is not necessary, in connection with the issuance and sale of the Securities to the Initial Purchasers and the offer, resale and delivery of the Securities by the Initial Purchasers in the manner contemplated by this Agreement, the Time of Sale Information and the Offering Memorandum, to register the Securities under the Securities Act or to qualify the Indenture under the Trust Indenture Act.

(kk)         No Stabilization.  Neither the Company nor any of the Guarantors has taken, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Securities.

(ll)           Margin Rules.  Neither the issuance, sale and delivery of the Securities nor the application of the proceeds thereof by the Company as described in each of the Time of Sale Information and the Offering Memorandum will violate Regulation T, U or X of the Board of Governors of the Federal Reserve System or any other regulation of such Board of Governors.

(mm)       Forward-Looking Statements.  No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) contained in any of the Time of Sale Information or the Offering Memorandum has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

(nn)         Statistical and Market Data.  Nothing has come to the attention of the Company that has caused the Company to believe that the statistical and market-related data included in any of the Time of Sale Information or the Offering Memorandum is not based on or derived from sources that are reliable and accurate in all material respects.

(oo)         Dormant Domestic Subsidiaries.  The fair market value of assets of each of Caradon Lebanon, Inc. and Dolton Aluminum Company, Inc. does not, and after giving effect to the Transactions will not, exceed $100,000, and neither of such entities currently conducts, or will conduct after giving effect to the Transactions, any business operations.

(pp)         Creation and Perfection of Security Interest in Collateral.  Upon execution and delivery of the Security Agreement in accordance with its terms by each of the parties thereto, the Security Agreement will create in favor of the Collateral Agent, for the benefit of the Secured Parties, a legal, valid and enforceable security interest in the Collateral (as will be defined in the Security Agreement) and the proceeds thereof, and (i) when the Pledged Collateral (as will be defined in the Security Agreement) is delivered to the Intercreditor Agent, as gratuitous bailee for the Collateral Agent, the Security Agreement will constitute a fully perfected lien on, and security interest in, all rights, title and interest of the Company and Guarantors in such Pledged Collateral, in each case prior and superior in right to any other Person, other than with respect to the Permitted Collateral Liens and except as provided in the Intercreditor Agreement, and (ii) when financing statements in appropriate form are filed in the offices specified on Schedule 5 hereto and, with respect to Collateral (as will be defined in the Security Agreement) consisting of Intellectual Property (as will be defined in the Security Agreement), the Security Agreement is recorded with the United States Patent and Trademark Office or the United States Copyright Office, as applicable, the lien created by the Security Agreement will constitute a fully perfected lien on, and security interest in, all right, title and interest of the Company and Guarantors in the Collateral (as defined in the Security Agreement), other than such Collateral in which a security interest cannot be perfected by filing under the Uniform Commercial Code as in effect at the relevant time in the relevant jurisdiction in each case, other than with respect to the Permitted Collateral Liens and except as provided in the Intercreditor Agreement.

(qq)         Creation and Perfection of Security Interest in Mortgaged Properties. Upon execution and delivery of each Mortgage in accordance with its terms by each of the parties thereto, such Mortgage will create in favor of the Collateral Agent, for the benefit of the Secured Parties, a legal, valid and enforceable lien on all of the Company’s or Guarantor’s, as applicable, right, title and interest in and to the mortgaged properties thereunder and the proceeds thereof, and when such Mortgage is duly filed or registered in the office specified on Schedule 6, such Mortgage will constitute a fully perfected lien on, and a security interest in, all right, title and interest of the Company or such Guarantor in such mortgaged properties and the proceeds thereof, in each case prior and superior in right to any other Person, other than with respect to the Permitted Collateral Liens and except as provided in the Intercreditor Agreement.

(rr)           Delivery of Pledged Collateral.  On the Closing Date, all stock certificates, promissory notes and other instruments included in the Pledged Collateral (as will be defined in the Security Agreement) will have been delivered to the Intercreditor Agent, as gratuitous bailee for the Collateral Agent, together with undated stock powers or other endorsements duly executed in blank.

(ss)         Perfection Certificate.  The perfection certificate to be delivered pursuant to Section 6(s) will be true and correct as of the Closing Date in all material respects.

4.             Further Agreements of the Company and the Guarantors.  The Company and each of the Guarantors jointly and severally covenant and agree with each Initial Purchaser that:

(a)           Delivery of Copies.  At any time prior to the completion of the initial offering by the Initial Purchasers of the Securities, the Company will deliver to the Initial Purchasers as many copies of the Preliminary Offering Memorandum, any other Time of Sale Information and the Offering Memorandum (including any amendments and supplements thereto) as the Representative may reasonably request.

(b)           Offering Memorandum, Amendments or Supplements.  Before finalizing the Offering Memorandum or making or distributing any amendment or supplement to any of the

Time of Sale Information or the Offering Memorandum, the Company will furnish to the Representative and counsel for the Initial Purchasers a copy of the proposed Offering Memorandum or such amendment or supplement for review, and will not distribute any such proposed Offering Memorandum, amendment or supplement to which the Representative reasonably objects.

(c)           Additional Written Communications.  Before using, authorizing, approving or referring to any written communication that constitutes an offer to sell or a solicitation of an offer to buy the Securities (an “Issuer Written Communication”) (other than written communications that are listed on Annex A hereto and the Offering Memorandum), the Company will furnish to the Representative and counsel for the Initial Purchasers a copy of such written communication for review and will not use, authorize, approve or refer to any such written communication to which the Representative reasonably objects.

(d)           Notice to the Representative.  The Company will advise the Representative promptly, (i) of the issuance by any governmental or regulatory authority of any order preventing or suspending the use of any of the Time of Sale Information or the Offering Memorandum or the initiation or threatening of any proceeding for that purpose; (ii) of the occurrence of any event at any time prior to the completion of the initial offering of the Securities by the Initial Purchasers as a result of which any of the Time of Sale Information or the Offering Memorandum as then amended or supplemented would include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing when such Time of Sale Information or the Offering Memorandum is delivered to a purchaser, not misleading; and (iii) of the receipt by the Company of any notice with respect to any suspension of the qualification of the Securities for offer and sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and the Company will use its reasonable best efforts to prevent the issuance of any such order preventing or suspending the use of any of the Time of Sale Information or the Offering Memorandum or suspending any such qualification of the Securities and, if any such order is issued, will use its reasonable best efforts to obtain as soon as possible the withdrawal thereof.

(e)           Ongoing Compliance of the Offering Memorandum.  (1) If at any time prior to the completion of the initial offering of the Securities by the Initial Purchasers (i) any event shall occur or condition shall exist as a result of which the Offering Memorandum as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances existing when the Offering Memorandum is delivered to a purchaser, not misleading or (ii) it is necessary to amend or supplement the Offering Memorandum to comply with law, the Company will immediately notify the Initial Purchasers thereof and forthwith prepare and, subject to paragraph (b) above, furnish to the Initial Purchasers such amendments or supplements to the Offering Memorandum as may be necessary so that the statements in the Offering Memorandum as so amended or supplemented will not, in the light of the circumstances existing when the Offering Memorandum is delivered to a purchaser, be misleading or so that the Offering Memorandum will comply with law and (2) if at any time prior to the Closing Date (i) any event shall occur or condition shall exist as a result of which any of the Time of Sale Information as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or (ii) it is necessary to amend or supplement any of the Time of Sale Information so that any of the Time of Sale Information will not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, the Company will immediately notify the Initial Purchasers thereof and forthwith prepare and, subject to paragraph (b) above, furnish to the Initial Purchasers such amendments or supplements to any of the Time of Sale Information as may be necessary so that the statements in any of the Time of Sale Information as so amended or supplemented will not, in light of the circumstances under which they were made, be misleading.

(f)            Blue Sky Compliance.  The Company will qualify the Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Representative shall reasonably request and will continue such qualifications in effect so long as reasonably required for the offering and resale of the Securities; provided that neither the Company nor any of the Guarantors shall be required to (i) qualify as a foreign corporation or other entity or as a dealer in securities in any such jurisdiction where it would not otherwise be required to so qualify, (ii) file any general consent to service of process in any such jurisdiction or (iii) subject itself to taxation in any such jurisdiction if it is not otherwise so subject.

(g)           Clear Market.  During the period from the date hereof the Company will not, and following the Closing Date, the Acquired Entities will not, in each case, through and including the date that is 180 days after the date hereof, without the prior written consent of the Representative, offer, sell, contract to sell or otherwise dispose of any debt securities (other than loans pursuant to the Credit Agreement described in each of the Time of Sale Information and the Offering Memorandum) issued or guaranteed by the Company or any of the Guarantors and having a term of more than one year.

(h)           Use of Proceeds.  The Company will apply the net proceeds from the sale of the Securities as described in each of the Time of Sale Information and the Offering Memorandum under the heading “Use of proceeds”.

(i)            Supplying Information.  While the Securities remain outstanding and are “restricted securities” within the meaning of Rule 144(a)(3) under the Securities Act, the Company and each of the Guarantors will, during any period in which the Company is not subject to or not in compliance with Section 13 or 15(d) of the Exchange Act, furnish to holders of the Securities and prospective purchasers of the Securities designated by such holders, upon the request of such holders or such prospective purchasers, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

(j)            PORTAL and DTC.  The Company will assist the Initial Purchasers in arranging for the Securities to be designated Private Offerings, Resales and Trading through Automated Linkages (“PORTAL”) Market securities in accordance with the rules and regulations adopted by the National Association of Securities Dealers, Inc. (the “NASD”) relating to trading in the PORTALSM Market and for the Securities to be eligible for clearance and settlement through The Depository Trust Company (“DTC”).

(k)           No Resales by the Company.  Until the issuance of the Exchange Securities, the Company will not, and will not permit any of its affiliates (as defined in Rule 144 under the Securities Act) to, resell any of the Securities that have been acquired by any of them, except for Securities purchased by the Company or any of its affiliates and resold in a transaction registered under the Securities Act; provided that nothing in this paragraph shall restrict resale by SCSOF (as defined below) of the Securities it shall have purchased from the Initial Purchasers on the Closing Date, subject to the lock-up agreement referred to in Section 6(u) below.

(l)            No Integration.  Neither the Company, any Guarantor nor any of its affiliates (as defined in Rule 501(b) of Regulation D) will, directly or through any agent, sell, offer for sale, solicit offers to buy or otherwise negotiate in respect of, any security (as defined in the Securities Act), that is or will be integrated with the sale of the Securities in a manner that would require registration of the Securities under the Securities Act.

(m)          No General Solicitation or Directed Selling Efforts.  None of the Company, any Guarantor or any of its affiliates or any other person acting on its or their behalf (other than the Initial Purchasers, as to which no covenant is given) will (i) solicit offers for, or offer or sell, the Securities by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) of Regulation D or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act or (ii) engage with respect to the Securities in any directed selling efforts within the meaning of Regulation S, and all such persons will comply with the offering restrictions requirement of Regulation S.

(n)           No Stabilization.  Neither the Company nor any of the Guarantors will take, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Securities.

(o)           Acquired Guarantors.  Each of the Acquired Guarantors will execute the Joinder Agreement substantially in the form of Exhibit C hereto on or prior to the Closing Date.

5.             Certain Agreements of the Initial Purchasers.  Each Initial Purchaser hereby represents and agrees that it has not and will not use, authorize use of, refer to, or participate in the planning for use of, any written communication that constitutes an offer to sell or the solicitation of an offer to buy the Securities other than (i) a written communication that contains no “issuer information” (as defined in Rule 433(h)(2) under the Securities Act) that was not included (including through incorporation by reference) in the Preliminary Offering Memorandum, (ii) any written communication listed on Annex A or prepared pursuant to Section 4(c) above, (iii) any written communication prepared by such Initial Purchaser and approved by the Company in advance in writing or (iv) any written communication relating to or that contains the terms of the Securities and/or other information that was included (including through incorporation by reference) in the Preliminary Offering Memorandum.

6.             Conditions of Initial Purchasers’ Obligations.  The obligation of each Initial Purchaser to purchase Securities on the Closing Date as provided herein is subject to the performance by the Company and each of the Guarantors of their respective covenants and other obligations hereunder and to the following additional conditions:

(a)           Representations and Warranties.  The representations and warranties of the Company and the Guarantors contained herein shall be true and correct on the date hereof and on and as of the Closing Date; the representations and warranties of the Company and the Guarantors contained in the Security Documents to be entered into on the Closing Date shall be true and correct on and as of the Closing Date; and the statements of the Company, the Guarantors and their respective officers made in any certificates delivered pursuant to this Agreement or any Security Document shall be true and correct on and as of the Closing Date.

(b)           No Downgrade.  Subsequent to the Time of Sale, (i) no downgrading shall have occurred in the rating accorded the Securities or any other debt securities or preferred stock issued or guaranteed by Parent, the Company or any Acquired Entity by any “nationally recognized statistical rating organization”, as such term is defined by the Commission for purposes of Rule 436(g)(2) under the Securities Act; and (ii) no such organization shall have publicly announced that it has under surveillance or review, or has changed its outlook with respect to, its rating of the Securities or of any other debt securities or preferred stock issued or guaranteed by Parent, the Company or any Acquired Entity (other than an announcement with positive implications of a possible upgrading).

(c)           No Material Adverse Change.  No event or condition of a type described in Section 3(d) hereof shall have occurred or shall exist, which event or condition is not described in each of the Time of Sale Information (excluding any amendment or supplement thereto) and the Offering Memorandum (excluding any amendment or supplement thereto) the effect of which in the judgment of the Representative makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Securities on the terms and in the manner contemplated by this Agreement, the Time of Sale Information and the Offering Memorandum.

(d)           Officer’s Certificate.  The Representative shall have received on and as of the Closing Date a certificate of an executive officer of the Company and of each Guarantor who has specific knowledge of the Company’s or such Guarantor’s financial matters and is satisfactory to the Representative (i) confirming that such officer has carefully reviewed the Time of Sale Information and the Offering Memorandum and, to the best knowledge of such officer, the representations set forth in Sections 3(a) and 3(b) hereof are true and correct, (ii) confirming that the other representations and warranties of the Company and the Guarantors in this Agreement and the Security Documents to be entered into on the Closing Date are true and correct and that the Company and the Guarantors have complied in all material respects with all agreements and satisfied all conditions on their part to be performed or satisfied hereunder and thereunder at or prior to the Closing Date and (iii) to the effect set forth in paragraphs (b) and (c) above.

(e)           Comfort Letters.  On the date of this Agreement and on the Closing Date, Deloitte and Touche LLP and Crowe Chizek and Company LLC shall have furnished to the Representative, at the request of the Company, letters, dated the respective dates of delivery thereof and addressed to the Initial Purchasers, in form and substance reasonably satisfactory to the Representative, containing statements and information of the type customarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in each of the Time of Sale Information and the Offering

Memorandum; provided that the letter delivered on the Closing Date shall use a “cut-off” date no more than three business days prior to the Closing Date.

(f)            Opinions and 10b-5 Statement of Counsel for the Company.  Kirkland & Ellis LLP, counsel for the Company, shall have furnished to the Representative, at the request of the Company, (i) their written opinion and 10b-5 statement, each dated the Closing Date and addressed to the Initial Purchasers, with respect to general corporate and securities law matters, in form and substance reasonably satisfactory to the Representative, to the effect set forth in Annex D hereto and (ii) their written opinion, dated the Closing Date and addressed to the Initial Purchasers, with respect to the creation and perfection of security interests contemplated under the Security Documents and related corporate matters, in form and substance reasonably satisfactory to the Representative.

(g)           Opinion and 10b-5 Statement of Counsel for the Initial Purchasers.  The Representative shall have received on and as of the Closing Date an opinion and 10b-5 statement of Cravath, Swaine & Moore LLP, counsel for the Initial Purchasers, with respect to such matters as the Representative may reasonably request, and such counsel shall have received such documents and information as they may reasonably request to enable them to pass upon such matters.

(h)           No Legal Impediment to Issuance.  No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any federal, state or foreign governmental or regulatory authority that would, as of the Closing Date, prevent the issuance or sale of the Securities or the issuance of the Guarantees in the manner contemplated by this Agreement; and no injunction or order of any federal, state or foreign court shall have been issued that would, as of the Closing Date, prevent the issuance or sale of the Securities or the issuance of the Guarantees in the manner contemplated by this Agreement.

(i)            Good Standing.  The Representative shall have received on and as of the Closing Date satisfactory evidence of the good standing of Parent, the Company and the Acquired Entities in their respective jurisdictions of organization and their good standing in such other jurisdictions as the Representative may reasonably request, in each case in writing or any standard form of telecommunication, from the appropriate governmental authorities of such jurisdictions.

(j)            Registration Rights Agreement.  The Initial Purchasers shall have received a counterpart of the Registration Rights Agreement that shall have been executed and delivered by a duly authorized officer of the Company and each of the Guarantors.

(k)           PORTAL and DTC.  The Securities shall have been approved by the NASD for trading in the PORTALSM Market and shall be eligible for clearance and settlement through DTC.

(l)            Additional Documents.  On or prior to the Closing Date, the Company and the Guarantors shall have furnished to the Representative such further certificates and documents as the Representative may reasonably request.

(m)          Transactions.  Each of (i) the consummation of the Acquisition, (ii) the making of the Equity Contribution and (iii) the initial funding under the Credit Agreement, in each case on the terms and in the manner described in each of the Time of Sale Information and the Offering Memorandum, shall have occurred or shall occur substantially concurrently with the consummation of the offering of the Securities (without giving effect to any waivers of conditions not consented to by the Representative).

(n)           Joinder Agreement.  Each Acquired Guarantor shall have become a party to this Agreement pursuant to the execution and delivery of the Joinder Agreement substantially in the form of Exhibit C hereto.

(o)           Execution and Delivery of Security Documents and Intercreditor Agreement. The Collateral Agent (with a copy delivered to the Representative) shall have received (i) a counterpart of the Security Agreement that shall have been executed and delivered by a duly authorized officer of the Company and each of the Guarantors and (ii) a counterpart of the Intercreditor Agreement that shall have been executed and delivered by a duly authorized officer of the Company, each of the Guarantors and the Intercreditor Agent, and each such agreement shall be in form and substance reasonably satisfactory to the Representative.

(p)           Delivery of Pledged Collateral and Promissory Notes.   The Intercreditor Agent, as gratuitous bailee for the Collateral Agent, shall have received (i) stock certificates representing the Capital Stock included in the Pledged Collateral (as defined in the Security Agreement) to be pledged pursuant to the Security Agreement, together with an undated stock power for each such certificate executed in blank by a duly authorized officer of the pledgor thereof, and (ii) each promissory note (if any) pledged to the Collateral Agent pursuant to the Security Agreement, endorsed (without recourse) in blank (or accompanied by an executed transfer form in blank) by the pledgor thereof.

(q)           Filings, Registrations and Recordings.  Each document (including any financing statements, fixture filings, mortgages, deed of trust or other document) required by the Security Agreement or under law or reasonably requested by the Collateral Agent to be filed, registered or recorded in order to create in favor of the Collateral Agent, for the benefit of the Secured Parties, a perfected lien on, and a security interest in, the Collateral described therein, prior and superior in right to any other Person, other than with respect to the Permitted Collateral Liens and except as provided in the Intercreditor Agreement, shall be in proper form for filing, registration and recordation.

(r)            Opinion of Canadian Counsel for the Company.  Blakes, Cassels & Graydon LLP, counsel for the Company, shall have furnished to the Representative, at the request of the Company, their written opinion, dated the Closing Date and addressed to the Initial Purchasers, in form and substance reasonably satisfactory to the Representative, with respect to the creation and perfection under Canadian law of the pledge pursuant to the Security Documents of 65% of the equity interest of Indalex Limited.

(s)           Perfection Certificate.  The Representative shall have received on and as of the Closing Date (i) a completed perfection certificate signed by an executive officer of the Company and of each Guarantor who has specific knowledge of the Company’s or such

Guarantor’s financial and legal matters, together with all attachments contemplated thereby, and (ii) the results of a search of the Uniform Commercial Code filings or registrations made with respect to the Company and each Guarantor in their respective jurisdictions of organization and copies of the financing statements (or similar documents) disclosed by such search.

(t)            Affiliate Securities Purchase.  Sun Capital Securities Offshore Fund, Ltd. (“SCSOF”), an affiliate of the Company, shall have agreed to purchase from the Initial Purchasers, and on the Closing Date shall purchase, $15,000,000 aggregate principal amount of the Securities, on the terms set forth in the Offering Memorandum.

(u)           Lock-up Agreement.  SCSOF shall have furnished to the Representative a lock-up agreement pursuant to which it shall have agreed not to sell, transfer or otherwise dispose of the Securities owned by it for a period of three months after the Closing Date, subject to limited exceptions, in form and substance reasonably satisfactory to the Initial Purchasers.

(v)           QIB Certification.  SCSOF shall have furnished to the Representative a certificate, executed by an executive officer of SCSOF, certifying that SCSOF is a QIB.

All opinions, letters, certificates and evidence mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Initial Purchasers.

7.             Indemnification and Contribution.

(a)           Indemnification of the Initial Purchasers.  The Company and each of the Guarantors jointly and severally agree to indemnify and hold harmless each Initial Purchaser, its affiliates, directors and officers and each person, if any, who controls such Initial Purchaser within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, legal fees and other expenses incurred in connection with any suit, action or proceeding or any claim asserted, as such fees and expenses are incurred), joint or several, that arise out of, or are based upon, any untrue statement or alleged untrue statement of a material fact contained in the Preliminary Offering Memorandum, any of the other Time of Sale Information, any Issuer Written Communication or the Offering Memorandum (or any amendment or supplement thereto) or any omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case except insofar as such losses, claims, damages or liabilities arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to any Initial Purchaser furnished to the Company in writing by such Initial Purchaser through the Representative expressly for use therein; provided that the obligations of the Acquired Guarantors under this Section 7(a) shall not arise until the execution and delivery by the Acquired Guarantors of the Joinder Agreement; provided, further, however, that the foregoing indemnity agreement with respect to the Preliminary Offering Memorandum (which for purposes of this proviso shall be deemed to include the Supplement dated January 27, 2006 to the Preliminary Offering Memorandum) shall not inure to the benefit of any Initial Purchaser from whom the person asserting any such losses, claims, damages or liabilities purchased Securities, or any person controlling such Initial Purchaser, where it shall have been determined by a court of competent jurisdiction by final and nonappealable judgment that (i) prior to the Time of Sale, the Company had notified such Initial Purchaser that the Preliminary Offering Memorandum contained an untrue statement of material fact or omitted to state therein a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, (ii) such untrue statement or omission of a material fact was corrected in a subsequent Time of Sale Information or, where permitted by law, an Issuer Written Communication and such correcting or supplementing Time of Sale Information or Issuer Written Communication was provided to such Initial Purchaser sufficiently in advance of the Time of Sale so that such correcting or supplementing Time of Sale Information or Issuer Written Communication could have been provided to such person prior to the Time of Sale, (iii) the Initial Purchaser did not send or give such correcting or supplementing Time of Sale Information or Issuer Written Communication to such person at or prior to the Time of Sale of the Securities to such person, and (iv) such loss, claim, damage or liability would not have occurred had the Initial Purchaser delivered such correcting or supplementing Time of Sale Information or Issuer Written Communication to such person.

(b)           Indemnification of the Company.  Each Initial Purchaser agrees, severally and not jointly, to indemnify and hold harmless the Company, each of the Guarantors, each of their respective directors and officers and each person, if any, who controls the Company or any of the Guarantors within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the indemnity set forth in paragraph (a) above, but only with respect to any losses, claims, damages or liabilities that arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to such Initial Purchaser furnished to the Company in writing by such Initial Purchaser through the Representative expressly for use in the Preliminary Offering Memorandum, any of the other Time of Sale Information or the Offering Memorandum (or any amendment or supplement thereto), it being understood and agreed that the only such information consists of the following: the statements concerning the Initial Purchasers contained in the third paragraph, the fifth and sixth sentences of the eighth paragraph and the tenth paragraph under the caption “Plan of distribution” in the Preliminary Offering Memorandum and the Offering Memorandum and, with respect to each Initial Purchaser, such Initial Purchaser’s name as it appears on the cover of the Preliminary Offering Memorandum and the Offering Memorandum.

(c)           Notice and Procedures.  If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any person in respect of which indemnification may be sought pursuant to either paragraph (a) or (b) above, such person (the “Indemnified Person”) shall promptly notify the person against whom such indemnification may be sought (the “Indemnifying Person”) in writing; provided that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have under this Section 7 except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided, further, that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have to an Indemnified Person otherwise than under this Section 7.  If any such proceeding shall be brought or asserted against an Indemnified Person and it shall have notified the Indemnifying Person thereof, the Indemnifying Person shall retain counsel reasonably satisfactory to the Indemnified Person (who shall not, without the consent of the Indemnified Person, be counsel to the Indemnifying Person) to represent the Indemnified Person and any others entitled to indemnification pursuant to this Section 7 that the Indemnifying Person may designate in such proceeding and shall pay the fees and expenses of such counsel related to such proceeding, as incurred.  In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed to the contrary; (ii) the Indemnifying Person has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Person; (iii) the Indemnified Person shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the Indemnifying Person; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the Indemnifying Person and the Indemnified Person and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them.  It is understood and agreed that the Indemnifying Person shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all Indemnified Persons, and that all such fees and expenses shall be reimbursed as they are incurred.  Any such separate firm for any Initial Purchaser, its affiliates, directors and officers and any control persons of such Initial Purchaser shall be designated in writing by J.P. Morgan Securities Inc. and any such separate firm for the Company, the Guarantors, their respective directors and officers and any control persons of the Company and the Guarantors shall be designated in writing by the Company.  The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Person agrees to indemnify each Indemnified Person from and against any loss or liability by reason of such settlement or judgment.  Notwithstanding the foregoing sentence, if at any time an Indemnified Person shall have requested that an Indemnifying Person reimburse the Indemnified Person for fees and expenses of counsel as contemplated by this paragraph, the Indemnifying Person shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by the Indemnifying Person of such request and (ii) the Indemnifying Person shall not have reimbursed the Indemnified Person in accordance with such request prior to the date of such settlement.  No Indemnifying Person shall, without the written consent of the Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnification could have been sought hereunder by such Indemnified Person, unless such settlement (x) includes an unconditional release of such Indemnified Person, in form and substance reasonably satisfactory to such Indemnified Person, from all liability on claims that are the subject matter of such proceeding and (y) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any Indemnified Person.

(d)           Contribution.  If the indemnification provided for in paragraphs (a) and (b) above is unavailable to an Indemnified Person or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Person under such paragraph, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Guarantors on the one hand and the Initial Purchasers on the other from the offering of the Securities or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of the Company and the Guarantors on the one hand and the Initial Purchasers on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations.  The relative benefits received by the Company and the Guarantors on the one hand and the Initial Purchasers on the other shall be deemed to be in the same respective proportions as the net proceeds (before deducting expenses) received by the Company from the sale of the Securities and the total discounts and commissions received by the Initial Purchasers in connection therewith, as provided in this Agreement, bear to the aggregate offering price of the Securities.  The relative fault of the Company and the Guarantors on the one hand and the Initial Purchasers on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or any Guarantor or by the Initial Purchasers and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(e)           Limitation on Liability.  The Company, the Guarantors and the Initial Purchasers agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Initial Purchasers were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (d) above.  The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages and liabilities referred to in paragraph (d) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses incurred by such Indemnified Person in connection with any such action or claim.  Notwithstanding the provisions of this Section 7, in no event shall an Initial Purchaser be required to contribute any amount in excess of the amount by which the total discounts and commissions received by such Initial Purchaser with respect to the offering of the Securities exceeds the amount of any damages that such Initial Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  The Initial Purchasers’ obligations to contribute pursuant to this Section 7 are several in proportion to their respective purchase obligations hereunder and not joint.

(f)            Non-Exclusive Remedies.  The remedies provided for in this Section 7 are not exclusive and shall not limit any rights or remedies that may otherwise be available to any Indemnified Person at law or in equity.

8.             Termination.  This Agreement may be terminated in the absolute discretion of the Representative, by notice to the Company, if after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on the New York Stock Exchange or the over-the-counter market; (ii) trading of any securities issued or guaranteed by the Company or any of the Guarantors shall have been suspended on any exchange or in any over-the-counter market; (iii) a general moratorium on commercial banking activities shall have been declared by federal or New York State authorities; or (iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis, either within or outside the United States, that, in the judgment of the Representative, is material and adverse and makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Securities on the terms and in the manner contemplated by this Agreement, the Time of Sale Information and the Offering Memorandum.

9.             Defaulting Initial Purchaser.  (a)  If, on the Closing Date, any Initial Purchaser defaults on its obligation to purchase the Securities that it has agreed to purchase hereunder, the non-defaulting Initial Purchasers may in their discretion arrange for the purchase of such Securities by other persons satisfactory to the Company on the terms contained in this Agreement.  If, within 36 hours after any such default by any Initial Purchaser, the non-defaulting Initial Purchasers do not arrange for the purchase of such Securities, then the Company shall be entitled to a further period of 36 hours within which to procure other persons satisfactory to the non-defaulting Initial Purchasers to purchase such Securities on such terms.  If other persons become obligated or agree to purchase the Securities of a defaulting Initial Purchaser, either the non-defaulting Initial Purchasers or the Company may postpone the Closing Date for up to five full business days in order to effect any changes that in the opinion of counsel for the Company or counsel for the Initial Purchasers may be necessary in the Time of Sale Information, the Offering Memorandum or in any other document or arrangement, and the Company agrees to promptly prepare any amendment or supplement to the Time of Sale Information or the Offering Memorandum that effects any such changes.  As used in this Agreement, the term “Initial Purchaser” includes, for all purposes of this Agreement unless the context otherwise requires, any person not listed in Schedule 1 hereto that, pursuant to this Section 9, purchases Securities that a defaulting Initial Purchaser agreed but failed to purchase.

(b)           If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Initial Purchaser or Initial Purchasers by the non-defaulting Initial Purchasers and the Company as provided in paragraph (a) above, the aggregate principal amount of the Securities that remains unpurchased does not exceed one-eleventh of the aggregate principal amount of all the Securities then the Company shall have the right to require each non-defaulting Initial Purchaser to purchase the principal amount of the Securities that such Initial Purchaser agreed to purchase hereunder plus such Initial Purchaser’s pro rata share (based on the principal amount of Securities that such Initial Purchaser agreed to purchase hereunder) of such defaulting Initial Purchaser or Initial Purchasers for which such arrangements have not been made.

(c)           If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Initial Purchaser or Initial Purchasers by the non-defaulting Initial Purchasers and the Company as provided in paragraph (a) above, the aggregate principal amount of such Securities that remains unpurchased exceeds one-eleventh of the aggregate principal amount of all the Securities or if the Company shall not exercise the right described in paragraph (b) above, then this Agreement shall terminate without liability on the part of the non-defaulting Initial

Purchasers.  Any termination of this Agreement pursuant to this Section 9 shall be without liability on the part of the Company or the Guarantors, except that the Company and each of the Guarantors will continue to be liable for the payment of expenses as set forth in Section 10 hereof and except that the provisions of Section 7 hereof shall not terminate and shall remain in effect.

(d)           Nothing contained herein shall relieve a defaulting Initial Purchaser of any liability it may have to the Company, the Guarantors or any non-defaulting Initial Purchaser for damages caused by its default.

10.           Payment of Expenses.  (a)  Whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, the Company and each of the Guarantors jointly and severally agree to pay or cause to be paid all costs and expenses incident to the performance of their respective obligations hereunder, including without limitation, (i) the costs incident to the authorization, issuance, sale, preparation and delivery of the Securities and any taxes payable in that connection; (ii) the costs incident to the preparation and printing of the Preliminary Offering Memorandum, any other Time of Sale Information and the Offering Memorandum (including any amendment or supplement thereto) and the distribution thereof; (iii) the costs of reproducing and distributing each of the Transaction Documents; (iv) the fees and expenses of the Company’s and the Guarantors’ counsel and independent accountants; (v) the fees and expenses incurred in connection with the registration or qualification and determination of eligibility for investment of the Securities under the laws of such jurisdictions as the Representative may designate and the preparation, printing and distribution of any Blue Sky Memoranda (including the related fees and expenses of counsel for the Initial Purchasers); (vi) any fees charged by rating agencies for rating the Securities; (vii) the fees and expenses of the Trustee and any paying agent (including related fees and expenses of any counsel to such parties); (viii) all expenses and application fees incurred in connection with the application for the inclusion of the Securities on the PORTALSM Market and the approval of the Securities for book-entry transfer by DTC; (ix) the costs of creating and perfecting the security interests in the Collateral as contemplated by the Security Documents (including the reasonable related costs of counsel for the Initial Purchasers solely to the extent such counsel’s fees and expenses relate to creating and perfecting such security interests) and (x) all expenses incurred by the Company (but not the Initial Purchasers) in connection with any “road show” presentation to potential investors.

(b)           If (i) this Agreement is terminated pursuant to Section 8 (other than pursuant to clause (v) of Section 8 if the Company and the Initial Purchasers subsequently enter into another agreement for the Initial Purchasers to purchase the same or substantially similar securities of the Company), (ii) the Company for any reason fails to tender the Securities for delivery to the Initial Purchasers or (iii) the Initial Purchasers decline to purchase the Securities for any reason permitted under this Agreement (other than pursuant to Section 9 hereof), the Company and each of the Guarantors jointly and severally agrees to reimburse the Initial Purchasers for all out-of-pocket costs and expenses (including the fees and expenses of their counsel) reasonably incurred by the Initial Purchasers in connection with this Agreement and the offering contemplated hereby.

11.           Persons Entitled to Benefit of Agreement.  This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and any controlling persons referred to herein, and the affiliates, officers and directors of each Initial Purchaser and the officers and directors of the Company and each Guarantor referred to in Section 7 hereof.  Nothing in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.  No purchaser of Securities from any Initial Purchaser shall be deemed to be a successor merely by reason of such purchase.

12.           Survival.  The respective indemnities, rights of contribution, representations, warranties and agreements of the Company, the Guarantors and the Initial Purchasers contained in this Agreement or made by or on behalf of the Company, the Guarantors or the Initial Purchasers pursuant to this Agreement or any certificate delivered pursuant hereto shall survive the delivery of and payment for the Securities and shall remain in full force and effect, regardless of any termination of this Agreement or any investigation made by or on behalf of the Company, the Guarantors or the Initial Purchasers.

13.           Certain Defined Terms.  For purposes of this Agreement, (a) except where otherwise expressly provided, the term “affiliate” has the meaning set forth in Rule 405 under the Securities Act; (b) the term “business day” means any day other than a day on which banks are permitted or required to be closed in New York City; (c) the term “Exchange Act” means the Securities Exchange Act of 1934, as amended; (d) the term “subsidiary” has the meaning set forth in Rule 405 under the Securities Act and (e) the term “written communication” has the meaning set forth in Rule 405 under the Securities Act.

14.           Miscellaneous.  (a)  Authority of the Representative.  Any action by the Initial Purchasers hereunder may be taken by J.P. Morgan Securities Inc. on behalf of the Initial Purchasers, and any such action taken by J.P. Morgan Securities Inc. shall be binding upon the Initial Purchasers.

(b)           Notices.  All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted and confirmed by any standard form of telecommunication.  Notices to the Initial Purchasers shall be given to the Representative c/o J.P. Morgan Securities Inc., 270 Park Avenue, New York, New York 10017 (fax: (212) 270-1063); Attention: Benjamin Ben-Attar.  Notices to the Company and the Guarantors shall be given to them at Indalex Holding Corp., 75 Tri-State International, Suite 450, Lincolnshire, Illinois 60069 (fax: (847) 295-3851); Attention: Chief Financial Officer, with a copy to James S. Rowe, Esq. and Douglas C. Gessner, Esq., Kirkland & Ellis LLP, 200 E. Randolph Drive, Chicago, Illinois 60601 (fax: (312) 861-2200).

(c)           Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

(d)           Counterparts.  This Agreement may be signed in counterparts (which may include counterparts delivered by any standard form of telecommunication), each of which shall be an original and all of which together shall constitute one and the same instrument.

(e)           Amendments or Waivers.  No amendment or waiver of any provision of this Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto.

(f)            Headings.  The headings herein are included for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

(g)           Consummation of the Acquisition.  The parties hereto acknowledge and agree that if the Acquisition is not consummated, the Company shall not be required to issue the Securities.

If the foregoing is in accordance with your understanding, please indicate your acceptance of this Agreement by signing in the space provided below.

Very truly yours,

INDALEX HOLDING CORP.,
as Issuer

		By	/s/ Matthew Garff
Name: Matthew Garff
Title:

INDALEX HOLDINGS FINANCE, INC.,
as Guarantor

		By	/s/ Matthew Garff
Name: Matthew Garff
Title:

Accepted: January 30, 2006

J.P. MORGAN SECURITIES INC.

For itself and on behalf of the
several Initial Purchasers listed
in Schedule 1 hereto.

By	/s/ David A. Dwyer
Authorized Signatory

Schedule 1

Initial Purchaser	Principal Amount of Securities
J.P. Morgan Securities Inc.	$135,000,000
Harris Nesbitt Corp.	81,000,000
Credit Suisse Securities (USA) LLC	27,000,000
Piper Jaffray & Co.	13,500,000
Morgan Joseph & Co. Inc.	13,500,000

Total	$270,000,000

Schedule 2

Guarantors

Indalex Holdings Finance, Inc., a Delaware corporation

Indalex Inc., a Delaware corporation

Dolton Aluminum Company, Inc., a Wisconsin corporation

Caradon Lebanan Inc., a Tennessee corporation

Schedule 3

Mortgages

1.	Indalex Modesto California Plant 4555 North Star Way Modesto, CA 95356

2.	Indalex City of Industry California Plant 18111 Railway Street City of Industry, CA 91748

3.	Indalex Watsonville California Plant 715 West Beach Street Watsonville, CA 95076

4.	Indalex Elkhart Indiana Plant 23841 Reedy Drive Elkhart, IN 46516

5.	Indalex Connorsville Indiana Plant 5129 N. Western Avenue Connorsville, IN 47331

6.	Indalex Girard Ohio Plant 706 S. State Street Girard, OH 44420

7.	Indalex Fostoria Ohio Plant 930 Sandusky Street Fostoria, OH 44830

8.	Indalex Niles Ohio Plant 643 Henry Street Niles, OH 44446

9.	Indalex Burlington North Carolina Plant 1507 Industry Drive Burlington, NC 27216

10.	Indalex Winton North Carolina Plant 1448 Metcalfe Street Winton, NC 27983

11.	Indalex Gainsville Georgia Plant 2905 Old Oakwood Road Gainsville, GA 30604

12.	Indalex Mountaintop Pennsylvania Plant 330 Elmwood Road Crestwood Industrial Park Mountaintop, PA 18707

Schedule 4

Acquired Entities	Ownership Interest

Indalex Inc., a Delaware corporation	100%

Dolton Aluminum Company, Inc., a Wisconsin corporation	100%

Caradon Lebanan Inc., a Tennessee corporation	100%

Indalex Limited, a Canadian corporation	100%

Indalex UK Limited, a United Kingdom corporation	100%

Indalex Holdings (B.C.) Ltd., a British Columbia corporation	100%

6326765 Canada Inc., a Canadian corporation	100%

Novar Inc. (Ontario), an Ontario corporation	100%

Asia Aluminum Group Ltd., a British Virgin Islands company	25.1%

Schedule 5

UCC Financing Statement— Filing Offices

Grantor	Type of Filing	Filing Office
Indalex Holdings Finance, Inc.	UCC-1	Delaware
Indalex Holding Corp.	UCC-1	Delaware
Indalex, Inc.	UCC-1	Delaware
Dolton Aluminum Company, Inc.	UCC-1	Wisconsin
Caradon Lebanon Inc.	UCC-1	Tennessee

Schedule 6

Mortgages — Local Filing Offices

1.	Indalex Modesto California Plant: Real Estate Records in Stanislaus County, California

2.	Indalex City of Industry California Plant: Real Estate Records in Los Angeles County, California

3.	Indalex Watsonville California Plant: Real Estate Records in Santa Cruz County, California

4.	Indalex Elkhart Indiana Plant: Real Estate Records in Elkhart County, Indiana

5.	Indalex Connersville Indiana Plant: Real Estate Records in Fayette County, Indiana

6.	Indalex Girard Ohio Plant: Real Estate Records in Trumbull County, Ohio

7.	Indalex Fostoria Ohio Plant: Real Estate Records in Seneca County, Ohio

8.	Indalex Niles Ohio Plant: Real Estate Records in Trumbull County, Ohio

9.	Indalex Burlington North Carolina Plant: Real Estate Records in Alamance County, North Carolina

10.	Indalex Winton North Carolina Plant: Real Estate Records in Hertford County, North Carolina

11.	Indalex Gainsville Georgia Plant: Real Estate Records in Hall County, Georgia

12.	Indalex Mountaintop Pennsylvania Plant: Real Estate Records in Luzerne County, Pennsylvania

ANNEX A

Time of Sale Information

1.             “Electronic road show” dated January 24, 2006, posted to Bloomberg terminal.

2.             Term sheet containing the terms of the Securities, attached hereto as Annex B-1.

3.             Supplement dated January 27, 2006 to the Preliminary Offering Memorandum, attached hereto as Annex B-2.

ANNEX B-1

INDALEX HOLDING CORP.

Pricing Term Sheet
11.50% Second-Priority Senior Secured Notes Due 2014(1)

Capitalized terms used but not defined herein have the meanings set forth in the Preliminary Offering Memorandum.

Issuer:	Indalex Holding Corp.
Size:	$270,000,000
Maturity:	February 1, 2014
Coupon:	11.50%
Price:	98.727%
Yield to Maturity:	11.75%
Interest Payment Dates:	February 1 and August 1, commencing August 1, 2006
Record Date for Interest Payments:	January 15 and July 15
Redemption Provisions:
Make-Whole Call:	Prior to February 1, 2010 at a discount rate of Treasury plus 50 basis points
Redemption Prices:	Commencing on February 1: 2010: 108.625% 2011: 102.875% 2012 and thereafter: 100%
Redemption with Proceeds of Equity Offerings:	Prior to February 1, 2009 up to 35% may be redeemed at 111.50%
Settlement:	T + 3; February 2, 2006
CUSIP:	144A: 45338FAA2 Reg S: U45256AA9
Other Information:
Cash interest rate on the revolving credit facility assuming LIBOR of 4.55%	6.55%
Affiliate purchaser:	Sun Capital Securities Offshore Fund, Ltd. (“SCSOF”), an entity controlled by Sun Capital Partners, Inc., has agreed to purchase $15,000,000

(1) Note:  No Second-Priority Senior Secured Floating Rate Notes due 2014 will be issued, and all Notes issued under the Indenture on the Issue Date will be the 11.50% Second-Priority Senior Secured Notes due 2014.

in aggregate principal amount of Notes at the issue price set forth above. In connection therewith, SCSOF has agreed not to sell or otherwise dispose of the Notes so purchased for a period of three months from the Issue Date, subject to limited exceptions. SCSOF will receive a fee of approximately $375,000 from the Issuer in connection with the Transactions.

Change in sources of funds:

Initial borrowings under the revolving credit facility will increase from the previously estimated $56.8 million to $70.2 million to reflect the reduction in the aggregate principal amount of Notes offered hereby and the issuance of the Notes at a discount to par value.

Pro forma cash interest expense for the twelve months ended October 2, 2005	After giving effect to the changes in source of funds described above, the pro forma cash net interest expense for the twelve months ended October 2, 2005 would have been $36.1 million.

2

ANNEX B-2

IMPORTANT NOTICE

THIS OFFERING IS AVAILABLE ONLY TO INVESTORS WHO ARE EITHER (1) QUALIFIED INSTITUTIONAL BUYERS (“QIBs”) UNDER RULE 144A OR (2) NON-U.S. PERSONS OUTSIDE OF THE U.S.

IMPORTANT: You must read the following before continuing. The following applies to the changes to the Preliminary Offering Memorandum described on the following pages, and you are therefore advised to read this carefully before reading, accessing or making any other use of these changes or the Preliminary Offering Memorandum. In accessing these changes, you agree to be bound by the following terms and conditions, including any modifications to them any time you receive any information from us as a result of such access.

NOTHING IN THIS ELECTRONIC TRANSMISSION CONSTITUTES AN OFFER OF SECURITIES FOR SALE IN ANY JURISDICTION WHERE IT IS UNLAWFUL TO DO SO. THE SECURITIES HAVE NOT BEEN, AND WILL NOT BE, REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933 (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OF THE U.S. OR OTHER JURISDICTION AND THE SECURITIES MAY NOT BE OFFERED OR SOLD WITHIN THE U.S. OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS (AS DEFINED IN REGULATION S UNDER THE SECURITIES ACT), EXCEPT PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND APPLICABLE LAWS OF OTHER JURISDICTIONS.

THE FOLLOWING CHANGES TO THE PRELIMINARY OFFERING MEMORANDUM MAY NOT BE FORWARDED OR DISTRIBUTED TO ANY OTHER PERSON AND MAY NOT BE REPRODUCED IN ANY MANNER WHATSOEVER. ANY FORWARDING, DISTRIBUTION OR REPRODUCTION OF THIS DOCUMENT IN WHOLE OR IN PART IS UNAUTHORIZED. FAILURE TO COMPLY WITH THIS DIRECTIVE MAY RESULT IN A VIOLATION OF THE SECURITIES ACT OR THE APPLICABLE LAWS OF OTHER JURISDICTIONS.

Confirmation of your Representation: In order to be eligible to view these changes to the Preliminary Offering Memorandum or make an investment decision with respect to the securities, investors must be either (1) Qualified Institutional Buyers (“QIBs”) (within the meaning of Rule 144A under the Securities Act) or (2) non-U.S. persons (within the meaning of Regulation S under the Securities Act) outside the U.S. These changes are being sent at your request and by accepting the e-mail and accessing these changes to the Preliminary Offering Memorandum, you shall be deemed to have represented to us that (1) you and any customers you represent are either (a) QIBs or (b) not a U.S. person and that the electronic mail address that you gave us and to which these changes have been delivered is not located in the U.S. and (2) that you consent to delivery of such changes by electronic transmission.

You are reminded that these changes to the Preliminary Offering Memorandum have been delivered to you on the basis that you are a person into whose possession these changes and the

Preliminary Offering Memorandum may be lawfully delivered in accordance with the laws of the jurisdiction in which you are located and you may not, nor are you authorized to, deliver these changes or the Preliminary Offering Memorandum to any other person.

The materials relating to the offering do not constitute, and may not be used in connection with, an offer or solicitation in any place where offers or solicitations are not permitted by law. If a jurisdiction requires that the offering be made by a licensed broker or dealer and the initial purchasers or any affiliate of the initial purchasers is a licensed broker or dealer in that jurisdiction, the offering shall be deemed to be made by the initial purchasers or such affiliate on behalf of the issuer in such jurisdiction.

These changes to the Preliminary Offering Memorandum have been sent to you in an electronic form. You are reminded that documents transmitted via this medium may be altered or changed during the process of electronic transmission and consequently neither J.P. Morgan Securities Inc. (“JPMorgan”), nor the issuer, nor any person who controls either of them, nor any of their respective directors, officers, employees, agents or affiliates accepts any liability or responsibility whatsoever in respect of any difference between these changes distributed to you in electronic format and the hard copy version available to you on request from JPMorgan.

SUPPLEMENT

to the Preliminary Offering Memorandum dated January 23, 2006 of Indalex Holding Corp. (the “Preliminary Offering Memorandum”)

The information contained below supplements and amends the Preliminary Offering Memorandum and supersedes any information in the Preliminary Offering Memorandum which is inconsistent, or prepared based on assumptions that are inconsistent, with the information contained below.

The changes reflected as redline below have been made to the “Description of the notes” section contained in the Preliminary Offering Memorandum:

•                                          The following Excess Cash Flow Offer provision is added immediately prior to “Certain covenants” on page 137 of the Preliminary Offering Memorandum:

Excess cash flow offer

(a)  Within 105 days after the end of each fiscal year of the Company, commencing with the fiscal year 2006, if the Consolidated Total Debt Ratio as of the end of such year exceeded 4.00 to 1.00, the Company will apply an amount equal to the Excess Cash Flow Amount for such year as follows:

(1)  in the event that on the Excess Cash Flow Offer Date (as defined below), the unused and available loan commitments under the Credit Agreement (the “Available Credit Commitments”) shall be less than $75.0 million, prepay or repay Indebtedness under the Credit Agreement (without the requirement of a concurrent permanent reduction in loan commitments thereunder) in an amount equal to the lowest of (i) the amount of such Excess Cash Flow Amount, (ii) the amount by which $75.0 million exceeds such Available Credit Commitments, (iii) amounts then outstanding under the Credit Agreement and (iv) Available Cash (as defined below) (such repayment or prepayment being referred to as the “Credit Agreement Repayment”); and

(2)  if, after giving effect to the Credit Agreement Repayment made pursuant to clause (1) above (but only to the extent of the aggregate amount of cash and cash equivalents reflected on the Company’s consolidated balance sheet as of the end of such fiscal year), the Consolidated Total Debt Ratio as of the end of such fiscal year would exceed 4.00 to 1.00, then to the extent of the balance of such Excess Cash Flow Amount after application in accordance with clause (1) above (such balance, less the principal amount of (i) Notes tendered for in an AAG Offer during such fiscal year and (ii) Notes otherwise repurchased or redeemed during such fiscal year, the “Remaining Excess Cash Flow Amount”), make an offer to the Holders of the Notes to purchase Notes pursuant to an Excess Cash Flow Offer (as defined below); provided, however, that if such Remaining Excess Cash Flow Amount exceeds the aggregate amount of cash and cash equivalents held by the Company and its Restricted Subsidiaries on the applicable Excess Cash Flow Offer Date (the amount of such cash and cash equivalents being referred to as the “Available Cash”), then the Company shall be required to apply the Remaining Excess Cash Flow Amount in accordance with this clause (2) only to the extent of the sum of (x) the Available Cash and (y) the amount by which the Available Credit Commitments on the applicable Excess Cash Flow Offer Date exceed $75.0 million (the portion of the Remaining Excess Cash Flow Amount that is required to be so applied being referred to as the “Offered Remaining Excess Cash Flow Amount”; and the portion of the Remaining Excess Cash Flow Amount that is not required to be so applied, less the Rejected Amount (as defined below), if any, being referred to as the “Unapplied Remaining Excess Cash Flow Amount”).

Each offer to purchase Notes pursuant to this covenant (each, an “Excess Cash Flow Offer”) shall be made to each Holder of Notes outstanding at the time of such offer, shall offer to purchase Notes at a purchase price of 101% of the principal amount thereof on the date of purchase, plus accrued and unpaid interest, if any, to the date of purchase  (subject to the right of Holders of record on the relevant date to receive interest on the relevant interest payment date) and shall remain open for a period of not less than 30 days (or any longer period as is required by law).

Notwithstanding the foregoing provisions of this covenant, the Company shall not be required to make an Excess Cash Flow Offer for any fiscal year unless the Offered Remaining Excess Cash Flow Amount for such year exceeds $2.0 million.  Furthermore, the Company will no longer be subject to the provisions of this covenant commencing with respect to the first fiscal year of the Company after the Issue Date as of the end of which the Consolidated Total Debt Ratio was 4.00 to 1.00 or less.

(b)  If the Company is required to make an Excess Cash Flow Offer pursuant to this covenant, no later than 105 days after the end of the applicable fiscal year of the Company, the Company will mail a notice (the date on which such notice is mailed being referred to as the “Excess Cash Flow Offer Date”) of such Excess Cash Flow Offer to each Holder with a copy to the Trustee stating:

(1)  that the Company is offering to purchase Notes in an amount equal to the Offered Remaining Excess Cash Flow Offer Amount at a purchase price in cash equal to 101% of the principal amount thereof on the date of purchase, plus accrued and unpaid interest, if any, to the date of purchase (subject to the right of Holders of record on the relevant date to receive interest on the relevant interest payment date);

(2)  the purchase date (which shall be no earlier than 30 days nor later than 60 days from the Excess Cash Flow Offer Date); and

(3)  the instructions, as determined by the Company, consistent with the covenant described hereunder, that a Holder must follow in order to tender its Notes.

(c)  If the aggregate purchase price of the Notes tendered exceeds the Offered Remaining Excess Cash Flow Amount allotted to their purchase, the Company will select the Notes to be purchased on a pro rata basis but in round denominations of $1,000 principal amount or multiples thereof.  If the aggregate purchase price of the Notes tendered in connection with any Excess Cash Flow Offer is less than the Offered Remaining Excess Cash Flow Amount allotted to their purchase (the amount of such shortfall being referred to as the “Rejected Amount”), the Company shall be permitted to use the portion of the Offered Remaining Excess Cash Flow Amount that is not applied to the purchase of Notes in connection with such Excess Cash Flow Offer for general corporate purposes.

(d)  The Company will comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Notes pursuant to this covenant.  To the extent that the provisions of any securities laws or regulations conflict with provisions of this covenant, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this covenant by virtue of its compliance with such securities laws or regulations.

•                                          Clause (a) of the covenant described under “Certain covenants—Limitation on restricted payments” on page 141 of the Preliminary Offering Memorandum is amended as follows:

(a)  The Company will not, and will not permit any Restricted Subsidiary, directly or indirectly, to make a Restricted Payment if at the time the Company or such Restricted Subsidiary makes such Restricted Payment:

(1)  a Default shall have occurred and be continuing (or would result therefrom);

(2)  the Company is not entitled to Incur an additional $1.00 of Indebtedness pursuant to paragraph (a) of the covenant described under “—Limitation on indebtedness”; or

(3)  the aggregate amount of such Restricted Payment and all other Restricted Payments since the Issue Date would exceed the amount equal to (without duplication):

(A)  50% of the Consolidated Net Income accrued during the period (treated as one accounting period) from January 1, 2006 to the end of the most recent fiscal quarter ending prior to the date of such Restricted Payment for which internal financial statements are available (or, in case such Consolidated Net Income shall be a deficit, minus 100% of such deficit); plus

(B)  100% of the aggregate Net Cash Proceeds, and 100% of the aggregate Net Fair Market Value of property other than cash, in each case received by the Company from the issuance or sale of its Capital Stock (other than Disqualified Stock) subsequent to the Issue Date (other than (i) Excluded Contributions, (ii) an issuance or sale to a Subsidiary of the Company and (iii) an issuance or sale to an employee stock ownership plan or to a trust established by the Company or any of its Subsidiaries for the benefit of their employees) and 100% of any cash capital contribution (other than Excluded

Contributions), and 100% of the fair market value of a capital contribution of property other than cash, in each case received by the Company from its shareholders subsequent to the Issue Date; plus

(C)  the amount by which Indebtedness of the Company is reduced on the Company’s balance sheet upon the conversion or exchange subsequent to the

Issue Date of any Indebtedness of the Company for Capital Stock (other than Disqualified Stock) of the Company (less the amount of any cash, or the fair market value of any other property, distributed by the Company upon such conversion or exchange); provided, however, that the foregoing amount shall not exceed the Net Cash Proceeds received by the Company or any Restricted Subsidiary from the sale of such Indebtedness (excluding Net Cash Proceeds from sales to a Subsidiary of the Company or to an employee stock ownership plan or to a trust established by the Company or any of its Subsidiaries for the benefit of their employees); plus

(D)  an amount equal to the sum of (i) the net reduction in the Investments (other than Permitted Investments) made by the Company or any Restricted Subsidiary in any Person resulting from repurchases, repayments or redemptions of such Investments by such Person, proceeds realized on the sale of such Investment and proceeds representing the return of capital (excluding dividends and distributions), in each case received by the Company or any Restricted Subsidiary, and (ii) to the extent such Person is an Unrestricted Subsidiary, the fair market value of the Investment of the Company or any Restricted Subsidiary in such Unrestricted Subsidiary at the time such Unrestricted Subsidiary is designated a Restricted Subsidiary or is merged or consolidated with or into the Company or a Restricted Subsidiary or the fair market value of any assets of any Unrestricted Subsidiary transferred to the Company or a Restricted Subsidiary; provided, however, that the foregoing sum shall not exceed, in the case of any such Person or Unrestricted Subsidiary, the amount of Investments (excluding Permitted Investments) previously made (and treated as a Restricted Payment) by the Company or any Restricted Subsidiary in such Person or Unrestricted Subsidiary~~.~~; minus

(E)  an amount equal to the sum of all Unapplied Remaining Excess Cash Flow Amounts since the Issue Date.

The Net Fair Market Value and the fair market value of property other than cash covered by clauses 3(B) and (C) above shall be determined in good faith by the Company and (i) in the event of property with a fair market value in excess of $2.0 million, shall be set forth in an Officers’ Certificate; and (ii) in the event of property with a fair market value of in excess of $5.0 million, shall be set forth in a resolution approved by at least a majority of the Board of Directors of the Company.

•              The following definitions are added to “Certain definitions” beginning on page 163 of   the Preliminary Offering Memorandum:

“Capital Expenditures” means, for any period, expenditures (including the aggregate amount of Capital Lease Obligations incurred during such period) made by the Company or any of its Restricted Subsidiaries to acquire or construct fixed assets, plant and equipment (including renewals, improvements and replacements, but excluding repairs unless such repairs are required to be capitalized in accordance with GAAP) during such period computed in accordance with GAAP; provided, however, that Capital Expenditures shall not include any expenditure classified as a Permitted Investment.

“Consolidated Total Debt Ratio” means, as of any date of determination, the ratio of (a) the Consolidated Total Indebtedness as of such date to (b) the aggregate amount of EBITDA for the most recently completed fiscal year, in each case with such pro forma adjustments as are consistent with the pro forma adjustment provisions set forth in the definition of Consolidated Coverage Ratio.

“Consolidated Total Indebtedness” means, as of any date of determination, an amount equal to the sum of the aggregate amount of all outstanding Indebtedness of the Company and its Restricted Subsidiaries (excluding any undrawn letters of credit issued in the ordinary course of business), determined on a consolidated basis in accordance with GAAP.

“Excess Cash Flow” means, for any fiscal year, EBITDA for such year, minus each of the following (without duplication):

(a)  to the extent reducing Consolidated Net Income for such year, the provision for taxes paid in cash based on income or profits or utilized in computing net loss;

(b)  to the extent reducing Consolidated Net Income for such year, Consolidated Interest Expense paid in cash;

(c)  Capital Expenditures made during such year; and

(d)  any reduction in the principal amount of Indebtedness resulting from principal payments made on Indebtedness (other than (i) repayment of revolving extensions of credit, except to the extent that any repayment of such Indebtedness is accompanied by a permanent reduction in related loan commitments, (ii) repayment of Notes tendered for in an AAG Offer during such fiscal year and (iii) other repurchases or redemptions of Notes made during such fiscal year) otherwise incurred in accordance with the Indenture measured from the last day of the fiscal year preceding such fiscal year to the last day of such fiscal year to the extent such payments were required by the Indenture or pursuant to the terms of such Indebtedness.

“Excess Cash Flow Amount” means, for any fiscal year, 75% of the Excess Cash Flow for such year.

ANNEX C

Restrictions on Offers and Sales Outside the United States

In connection with offers and sales of Securities outside the United States:

(a)           Each Initial Purchaser acknowledges that the Securities have not been registered under the Securities Act and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons except pursuant to an exemption from, or in transactions not subject to, the registration requirements of the Securities Act.

(b)           Each Initial Purchaser, severally and not jointly, represents, warrants and agrees that:

(i)            Such Initial Purchaser has offered and sold the Securities, and will offer and sell the Securities, (A) as part of their distribution at any time and (B) otherwise until 40 days after the later of the commencement of the offering of the Securities and the Closing Date, only in accordance with Regulation S under the Securities Act (“Regulation S”) or Rule 144A or any other available exemption from registration under the Securities Act.

(ii)           None of such Initial Purchaser or any of its affiliates or any other person acting on its or their behalf has engaged or will engage in any directed selling efforts with respect to the Securities, and all such persons have complied and will comply with the offering restrictions requirement of Regulation S.

(iii)          At or prior to the confirmation of sale of any Securities sold in reliance on Regulation S, such Initial Purchaser will have sent to each distributor, dealer or other person receiving a selling concession, fee or other remuneration that purchase Securities from it during the distribution compliance period a confirmation or notice to substantially the following effect:

“The Securities covered hereby have not been registered under the U.S. Securities Act of 1933, as amended (the “Securities Act”), and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons (i) as part of their distribution at any time or (ii) otherwise until 40 days after the later of the commencement of the offering of the Securities and the date of original issuance of the Securities, except in accordance with Regulation S or Rule 144A or any other available exemption from registration under the Securities Act. Terms used above have the meanings given to them by Regulation S.”

(iv)          Such Initial Purchaser has not and will not enter into any contractual arrangement with any distributor with respect to the distribution of the Securities, except with its affiliates or with the prior written consent of the Company.

Terms used in paragraph (a) and this paragraph (b) and not otherwise defined in this Agreement have the meanings given to them by Regulation S.

(c)           Each Initial Purchaser, severally and not jointly, represents, warrants and agrees that:

(i)            it has only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of Section 21 of the United Kingdom Financial Services and Markets Act 2000 (the “FSMA”)) received by it in connection with the issue or sale of any Securities in circumstances in which Section 21(1) of the FSMA does not apply to the Company or the Guarantors; and

(ii)           it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Securities in, from or otherwise involving the United Kingdom.

(d)           Each Initial Purchaser acknowledges that no action has been or will be taken by the Company that would permit a public offering of the Securities, or possession or distribution of any of the Time of Sale Information, the Offering Memorandum or any other offering or publicity material relating to the Securities, in any country or jurisdiction where action for that purpose is required.

ANNEX D

[Form of Opinion of Counsel for the Company]

EXHIBIT A

[Form of Registration Rights Agreement]

EXHIBIT B

[Form of Joinder to the Purchase Agreement]